UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2020 (March 30, 2020)

EOS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55661	30-0873246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7F.-1, No. 162, Sec. 2, Zhongshan N. Rd., Zhongshan District

Taipei City, Taiwan 10452

(Address of Principal Executive Offices)

Registrant’s telephone number: +886-2-2586-8300

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On March 30, 2020, EOS Inc. (the “Company”) and Ultra Velocity Technology Ltd. (“Ultra Velocity”), a Taiwanese company, signed a termination notice (the “Termination Notice”) to terminate the exclusive patent licensing and distribution agreement (the “Exclusive Patent Licensing and Distribution Agreement”) dated November 25, 2019 by and between the Company and Ultra Velocity. The Exclusive Patent Licensing and Distribution Agreement granted the Company an exclusive license to the patent (Patent M566970 registered in Taiwan) to Ultra Velocity’s electrical noise suppressing device (the “Calibrator”) and the exclusive right to market, promote, distribute and sell the Calibrator globally.

Pursuant to the Termination Notice, each of Ultra Velocity and the Company shall return to the disclosing party any and all of confidential information furnished by such disclosing party in connection with the Exclusive Patent Licensing and Distribution Agreement and such Distribution Agreement was terminated on March 24, 2020.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	The Termination Notice Effective on March 24, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS Inc.

Date: April 1, 2020	By:	/s/He-Siang Yang
	Name:	He-Siang Yang
	Title:	Chief Executive Officer

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